SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

June 2, 2008

Date of Report

May 27, 2008

(Date of earliest event reported)

World Trophy Outfitters, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-128532	20-2190950
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5210 Fairlee Court

Anaheim Hills, CA  92807

(Address of principal executive offices, including zip code)

714-276-7816

(Registrant’s telephone number, including area code)

            4250 Production Court, Las Vegas, Nevada  89115

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.01

Changes in Control of Registrant

On May 27, 2008, Donald Peay, the Company’s sole officer and director and majority shareholder sold 9,500,000 shares of common stock to Mathew Evans for $50,000.  Mr. Evans now controls approximately 84.67% of the 11,219,400 shares of common stock issued and outstanding in World Trophy Outfitters, Inc.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of May 27, 2008, the name and the number of shares of the Registrant’s Common Stock, par value, $0.001 per share, held of record or beneficially by each person who held of record, or was known by the Registrant to own beneficially, more than 5% of the 11,219,400 issued and outstanding shares of the Registrant’s Common Stock, and the name and shareholdings of each director and of all officers and directors as a group.

Title of Class	Name and Address of Beneficial Owner (1)	Common Shares Beneficially Owned	% of Total Common Stock
Common Stock	Donald K. Peay 4477 Sunset Circle Bountiful, UT 84010	500,000
Common Stock	Mathew Evans 5210 Fairlee Court Anaheim Hills, CA 92807	9,500,000	84.67%
	Executive Officers and Directors as a Group (one person)	500,000

(1)

Officer and director

There are no contracts or other arrangements that could result in a change of control of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLD TROPHY OUTFITTERS, INC.

DATE:  May 29, 2008

By: Don Peay

Don Peay, President